     As filed with the Securities and Exchange Commission on June 8, 1998.
                                                          Registration No. 333-
-------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                              BERNARD CHAUS, INC.
             (Exact name of registrant as specified in its charter)

       New York                                        13-2807386
(State or other jurisdiction of                 (I.R.S. Employer Identification
incorporation or organization)                          No.)


                          1410 Broadway
                         New York, New York              10018
              (Address of Principal Executive Offices) (Zip Code)


                              BERNARD CHAUS, INC.
                             1998 STOCK OPTION PLAN
                            (Full title of the plan)

                                Josephine Chaus
               Chairwoman of the Board and Office of the Chairman
                              Bernard Chaus, Inc.
                                 1410 Broadway
                            New York, New York 10018
                                 (212) 354-1280
                      (Name, address and telephone number,
                   including area code, of agent for service)

                                   Copies to:
                           Richard A. Goldberg, Esq.
                   Shereff, Friedman, Hoffman & Goodman, LLP
                                919 Third Avenue
                            New York, New York 10022
                                 (212) 758-9500

                        CALCULATION OF REGISTRATION FEE
-----------------------------------------------------------------------------------------------------------------------------------
                                                                     Proposed
              Title of                                                Maximum            Proposed Maximum
             Securities                        Amount           Offering Price Per          Aggregate                 Amount of
          to be Registered              to be Registered(1)            Share              Offering Price          Registration Fee
-----------------------------------------------------------------------------------------------------------------------------------
Common Stock,
par value $.01 per share                  2,711,591 shares          $4.3125(2)            $11,693,736(2)              $3,449.65
===================================================================================================================================

(1) Pursuant to Rule 416, this Registration Statement also covers such additional securities as may become issuable to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h). The Proposed Maximum Offering Price Per Share represents the average of the high and low sale prices reported on the New York Stock Exchange, Inc. on June 4, 1998.

                                    PART II

                            INFORMATION REQUIRED IN
                           THE REGISTRATION STATEMENT


Item 3.  Incorporation of Documents by Reference

          The following documents, which have been filed by Bernard Chaus, Inc., a New York corporation (the "Registrant"), with the Securities and Exchange Commission (the "Commission"), are incorporated herein by reference:

          (a) The Registrant's Annual Report on Form 10-K for the period ended June 30, 1997, as amended by the Registrant's Annual Report on Form 10-K/A filed with the Commission on November 7, 1997.

          (b) The Registrant's Quarterly Reports on Form 10-Q for the quarters ended September 30, 1997, December 31, 1997 and March 31, 1998.

          (c) The description of the Registrant's common stock, par value $.01 per share ("Common Stock"), which is contained in a registration statement filed under Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including any amendment or report filed for the purpose of updating such description.

          In addition, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the time of filing of such documents. Any statement contained in the documents incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.


Item 4.  Description of Securities.

          Not applicable.

Item 5.  Interest of Named Experts and Counsel.

          Not applicable.

Item 6.  Indemnification of Directors and Officers.

          Sections 722 and 726 of the New York Business Corporation Law (the "BCL") grant the Registrant broad powers to indemnify and insure its directors and officers against liabilities they may incur in such capacities. In accordance therewith, the Registrant's Restated Certificate of Incorporation, as amended (the "Charter"), and By-Laws provide for the fullest indemnification of an officer or a director of the Company under the BCL. The Charter also eliminates personal liability for any breach of directors' duty to the Registrant and its stockholders, provided that such breach does not result from
(a)(i) an act or omission in bad faith, (ii) intentional misconduct or (iii) a knowing violation of law, (b) a transaction from which a director derived a personal benefit or financial gain to which the director was not entitled, or
(c) the approval of dividends, stock repurchases, asset distributions or loans to directors in violation of the BCL.

          The Registrant has entered into agreements with its directors and certain of its officers that require the Registrant to indemnify such persons against expenses, including attorneys' fees, judgments, fines, settlements and other amounts incurred directly or indirectly in connection with any proceeding, whether actual or threatened, to which any such person may be made a party by reason of the fact that such person served as a director or officer of the Registrant or any of its affiliated enterprises, provided that such indemnification is consistent with the BCL. The agreements also require the Registrant to carry directors' and officers' liability insurance for as long as such person serves in a capacity that exposes such person to liability unless and until the Registrant's Board of Directors decides that the cost of the insurance does not justify the benefit. The Company has purchased such directors' and officers' liability insurance covering certain liabilities which may be incurred by its directors and officers in the performance of their services for the Registrant.

Item 7.  Exemption from Registration Claimed.

          Not applicable.

Item 8.  Exhibits

          The following exhibits are filed as part of this registration statement:

          4.1     Bernard Chaus, Inc. 1998 Stock Option Plan.

          5.1     Opinion of Shereff, Friedman, Hoffman & Goodman, LLP.

         23.1     Consent of Deloitte & Touche, LLP.

         23.2 Consent of Shereff, Friedman, Hoffman & Goodman, LLP (included in Exhibit 5.1).

         24 Power of Attorney (included in signature page to this registration statement).


Item 9.  Undertakings.

          (a)     The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                        (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                        (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the change in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                        (iii) To include any material information with respect
                              to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

          provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (b) The undersigned Registrant hereby undertakes that, for the purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on this 27th day of May, 1998.

                      BERNARD CHAUS, INC.

                      By:    /s/ Josephine Chaus
                             ---------------------------------------
                             Josephine Chaus
                             Chairwoman of the Board and Office of the Chairman

          KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned whose signature appears below constitutes and appoints Josephine Chaus and Barton Heminover, and each of them (with full power of each of them to act alone), his true and lawful attorneys-in-fact, with full power of substitution and resubstitution for him and on his behalf, and in his name, place and stead, in any all capacities to execute and sign any and all amendments or post-effective amendments to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, hereby ratifying and confirming all that said attorneys-in-fact or any of them or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof and the Registrant hereby confers like authority on its behalf.

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


              Signature                                   Title                                    Date
 /s/ Josephine Chaus                      Chairwoman of the Board and Office of                May 27, 1998
------------------------------------      the Chairman
Josephine Chaus

 /s/ Andrew Grossman                      Chief Executive Officer and Office of                May 27, 1998
------------------------------------      the Chairman
Andrew Grossman

 /s/ Harvey M. Krueger                    Director                                             May 27, 1998
------------------------------------
Harvey M. Krueger

 /s/ S. Lee Kling                         Director                                             May 27, 1998
------------------------------------
S. Lee Kling

 /s/ Philip G. Barach                     Director                                             May 27, 1998
------------------------------------
Philip G. Barach

 /s/ Barton Heminover                     Vice President - Corporate Controller                May 27, 1998
------------------------------------      (principal accounting officer)
Barton Heminover

                              BERNARD CHAUS, INC.
                                    FORM S-8
                             REGISTRATION STATEMENT

                                 EXHIBIT INDEX



EXHIBIT

 4.1      Bernard Chaus, Inc. 1998 Stock Option Plan.

 5.1      Opinion of Shereff, Friedman, Hoffman & Goodman, LLP.

23.1      Consent of Deloitte & Touche, LLP.